Loan No. RI0214


                              MASTER LOAN AGREEMENT


     THIS MASTER LOAN AGREEMENT (this "Agreement") is entered into as of May 3, 2005 between CHUGACH ELECTRIC ASSOCIATION, INC., Anchorage, Alaska, an Alaska cooperative association (the "Company") and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").

                                   BACKGROUND

     From time to time, the Company may borrow from CoBank. In order to reduce the amount of paperwork associated therewith, CoBank and the Company would like to enter into a master loan agreement. Such is the purpose of this Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and CoBank agree as follows:

     SECTION 1. Note and Supplements. In the event the Company desires to borrow from CoBank and CoBank is willing to lend to the Company, or in the event the parties desire to consolidate any existing loans hereunder, the parties will enter into a Promissory Note and Supplement to this Agreement (a "Note and Supplement"). Each Note and Supplement will set forth CoBank's commitment to make a loan or loans to the Company, the amount of the loan(s), the purpose of the loan(s), the interest rate or rate options applicable to the loan(s), the repayment terms of the loan(s), and any other terms and conditions applicable to the particular loan(s). Each Note and Supplement will also contain a promissory note of the Company setting forth the Company's obligation to make payments of interest on the unpaid principal balance of the loan(s), and fees and premiums, if any, and to repay the principal balance of the loan(s). Each loan will be governed by the terms and conditions contained in this Agreement and in the Note and Supplement relating to that loan.

     SECTION 2. Notice and Manner of Borrowing. Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business (a "Business Day") upon the telephonic or written request of an authorized employee of the Company. Requests for loans must be received by 12:00 noon Company's local time on the date the loan is desired. Loans will be made available by wire transfer of immediately available funds. Wire transfers will be made to such account or accounts as may be authorized by the Company.

     SECTION 3. Payments. Payments under each Note and Supplement shall be made by wire transfer of immediately available funds, by check, or by automated clearing house (ACH) or other similar cash handling processes as specified by separate agreement between the Company and CoBank. Wire transfers shall be made to ABA No. 307088754 for advice to and credit of "CoBANK" (or to such other account as CoBank may direct by notice). The Company shall give CoBank telephonic notice no later than 12:00 noon Company's local time of its intent to pay by wire, and funds received after 3:00 p.m. Company's local time shall be credited on the next Business Day. Checks shall be mailed to CoBANK, Department 167, Denver, Colorado 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the latter of the next Business Day after receipt of the check or the day on which CoBank receives immediately available funds.

     SECTION 4. Security.

         (A) Company Security. The Company's obligations under this Agreement and each Note and Supplement shall be secured by a statutory first lien on all equity that the Company may now own or hereafter acquire or be allocated in CoBank. Except as provided in the preceding sentence or as otherwise provided in any Note and Supplement or in Section 8(B) hereof, the Company's obligations shall be unsecured.

     SECTION 5. Conditions Precedent.

         (A) Conditions to Initial Note and Supplement. CoBank's obligation to extend credit under the initial Note and Supplement hereto is subject to the condition precedent that CoBank receive, in form and substance satisfactory to CoBank, each of the following:

                (1) This Agreement. A duly executed original copy of this Agreement and the Note and Supplement.

                (2) Delegation Form. A duly completed and executed original copy of a CoBank Delegation and Wire and Electronic Transfer Authorization Form.

         (B) Conditions to Each Note and Supplement. CoBank's obligations to extend credit under each Note and Supplement hereto, including the initial Note and Supplement, is subject to the condition precedent that CoBank receive, in form and substance satisfactory to CoBank, each of the following:

                (1) Note and Supplement. A duly executed original copy of the Note and Supplement and all instruments and documents contemplated by the Note and Supplement.

                (2) Evidence of Authority. Such certified board resolutions, certificates of incumbency, and other evidence that CoBank may require that the Note and Supplement, all instruments and documents executed in connection therewith, and, in the case of the initial Note and Supplement hereto, this Agreement and all instruments and documents executed in connection herewith, including any security documents, have been duly authorized and executed.

                (3) Consents and Approvals. Such evidence as CoBank may require that all regulatory and other consents and approvals referred to in Subsection 6(D) hereof have been obtained and are in full force and effect.

                (4) Fees and Other Charges. Any fees or other charges provided for herein or in the Note and Supplement.

                (5) Insurance. Such evidence as CoBank may require that the Company is in compliance with Subsection 7(C) hereof.

                (6) Opinion of Counsel. An opinion of counsel to the Company (which counsel must be acceptable to CoBank).

         (C) Conditions to Each Loan. CoBank's obligation under each Note and Supplement to make any loan to the Company thereunder is subject to the condition that no "Event of Default" (as defined in Section 10 hereof) or event which, with the giving of notice and/or the passage of time and/or the occurrence of any other condition, would ripen into an Event of Default (a "Potential Default") shall have occurred and be continuing.

     SECTION 6. Representations and Warranties. The execution by the Company of each Note and Supplement hereto shall constitute a representation and warranty that:

         (A) Application. Each representation and warranty and all information set forth in any application or officer's certificate submitted in connection with, or to induce CoBank to enter into, such Note and Supplement is correct in all material respects as of the date of such Note and Supplement. In addition, the renewal or extension by CoBank of any Note and Supplement hereto shall constitute a representation and warranty that each representation and warranty and all information concerning environmental matters related to the Company's property set forth in such application or any officer's certificate submitted in connection with, or to induce CoBank to enter into such renewal, is correct in all material respects as of the date of renewal or extension of such Note and Supplement.

         (B) Budgets. All budgets, projections, feasibility studies, and other documentation submitted by the Company to CoBank in connection with, or to induce CoBank to enter into, such Note and Supplement are based upon assumptions that are reasonable, and as of the date of such Note and Supplement, no fact has come to light, and no event has occurred, which would cause any assumption made therein to not be reasonable.

         (C) Conflicting Agreements. Neither this Agreement nor any Note and Supplement or other instrument or document securing or otherwise relating hereto or to any Note and Supplement (collectively, at any time, the "Loan Documents") conflicts with, or constitutes (with or without the giving of notice and/or the passage of time and/or the occurrence of any other condition) a default under, any other material agreement to which the Company is a party or by which it or any of its property may be bound or affected, and does not conflict with any provision of its bylaws, articles of incorporation or other organizational documents.

         (D) Consents and Approvals. No consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the project, acquisition or other activity being financed by such Note and Supplement, or the execution, delivery, performance or enforcement of the Loan Documents, except as have been obtained and are in full force and effect and except that future rate increases may be subject to the approval of the appropriate regulatory authority.

         (E) Compliance. The Company is in compliance with all of the terms of the Loan Documents and no Event of Default or Potential Default exists.

         (F) Binding Agreement. The Loan Documents create legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     SECTION 7. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, the Company agrees to:

         (A) Corporate Existence, Etc. Preserve and keep in full force and effect its existence and good standing in the jurisdiction of its incorporation or formation, qualify and remain qualified to transact business in all jurisdictions where such qualification is required, and obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by law, rule, regulation, code, ordinance, order or the like (collectively, "Laws").

         (B) Compliance With Laws. Comply in all material respects with all applicable Laws (including, without limitation, all Laws relating to environmental protection) which, if not complied with, could have a material adverse effect on the condition (financial or otherwise), operations, properties, margins or business of the Company or the ability of the Company to perform its obligations under the Loan Documents ("Material Adverse Effect"). In addition, the Company agrees to use reasonable efforts to cause all persons occupying or present on any of its properties that the Company knows or should know is in violation of any Laws to comply in all material respects with all Laws relating to such properties.

         (C) Insurance. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same business and similarly situated. At CoBank's request, the Company agrees to deliver to CoBank such proof of compliance with this Subsection as CoBank may require.

         (D) Property Maintenance. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and make all alterations, replacements, and improvements thereto as may from time to time be necessary in order to ensure that its properties remain in good working order and condition.

         (E) Books and Records. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

         (F) Inspection. Permit CoBank or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books and records, and to discuss its affairs, finances and accounts with its officers, directors, employees, and independent certified public accountants.

         (G) Reports and Notices. Furnish to CoBank:

                (1) Annual Financial Statements. As soon as available, but in no event more than 120 days after the end of each fiscal year of the Company occurring during the term hereof, annual consolidated and consolidating financial statements of the Company and its consolidated subsidiaries, if any, prepared in accordance with GAAP consistently applied. Such financial statements shall: (a) be audited by independent certified public accountants selected by the Company and acceptable to CoBank; (b) be accompanied by a report of such accountants containing an opinion thereon acceptable to CoBank; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of revenues, expenses and patronage capital, a statement of cash flows, and all notes and schedules relating thereto.

                (2) Interim Financial Statements. As soon as available, but in no event more than 60 days after the end of each fiscal quarter of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries, if any, as of the end of such fiscal quarter, a SEC form 10Q, when filed, for the Company and its consolidated subsidiaries, if any, for such period and for the period year-to-date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form and on a consolidated basis in accordance with GAAP consistently applied (or the appropriate standards of the regulatory agency having jurisdiction over the Company) and, if required by written notice from CoBank, certified by an authorized officer or employee of the Company acceptable to CoBank.

                (3) Notice of Default. Promptly after becoming aware thereof, notice of the occurrence of an Event of Default or a Potential Default, including, without limitation, the occurrence of any breach, default, event of default or event which, with the giving of notice and/or the passage of time and/or the occurrence of any other condition, would become a breach, default or event of default under any loan agreement, indenture, mortgage, or other material credit or security agreement or instrument to which the Company is a party or by which it or any of its property may be bound or affected.

                (4) Notice of Litigation, Environmental Matters, Etc. Promptly after becoming aware thereof, notice of: (a) the commencement of any action, suit or proceeding before any court, arbitrator or governmental instrumentality which, if adversely decided, could have a Material Adverse Effect; (b) the receipt of any notice, indictment, pleading or other communication alleging a condition that (i) may require the Company to undertake or to contribute to a clean-up or other response under any environmental Law, or which seeks penalties, damages, injunctive relief, criminal sanctions or other relief as a result of an alleged violation of any such Law, or which claims personal injury or property damage as a result of environmental factors or conditions, and (ii) if true or proven, could have a Material Adverse Effect; and (c) any order, judgment ruling or the like which could have a Material Adverse Effect, including any decision of any regulatory authority or commission.

                (5) Notice of Certain Events. Notice of each of the following at least 30 days prior thereto: (a) any change in the Company's name or corporate structure; and (b) any change in the principal place of business of the Company or the office where its records concerning its accounts are kept.

                (6) Other Information. Such other information regarding the condition or operations, financial or otherwise, of the Company as CoBank may from time to time reasonably request, including, but not limited to, copies of all pleadings, notices and communications referred to in Subsection (G)(4) above.

         (H) Capital. Acquire voting stock in CoBank in such amounts and at such times as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of voting stock that the Company may be required to purchase in connection with a loan may not exceed the maximum amount permitted by the Bylaws at the time the Note and Supplement relating to such loan is entered into or such loan is renewed or refinanced by CoBank. The rights and obligations of the parties with respect to such voting stock and any patronage or other distributions made by CoBank shall be governed by CoBank's Bylaws.

     SECTION 8. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, the Company will not:

         (A) Other Indebtedness. Create, incur, assume or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including leases which should be capitalized on the books of the lessee in accordance with GAAP), except for: (1) debt to CoBank; (2) accounts payable to trade creditors; (3) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (4) capital leases in an aggregate amount not to exceed $500,000.00 at any one time; (5) unsecured indebtedness; (6) purchase money indebtedness incurred with respect to non-utility property and secured by a lien on the property being financed; and (7) indebtedness secured by Liens permitted under Subsection 8(B) hereof.

         (B) Liens. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The forgoing restrictions shall not apply to: (1) Liens in favor of CoBank; (2) Liens for taxes, assessments, or governmental charges that are not past due; (3) Pledges and deposits under workers' compensation, unemployment insurance, and social security Laws; (4) Pledges and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (5) Liens imposed by Law in favor of mechanics, material suppliers, warehouses, and like persons that secure obligations that are not past due; (6) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; (7) Liens permitted under Section 6.01 of that certain Master Loan Agreement No. 000976 dated as of December 27, 2002 between the Company and CoBank, as it may be amended from time to time; and (8) liens to secure indebtedness permitted hereunder.

         (C) Mergers, Acquisitions, Etc. Merge or consolidate with any other entity or acquire all or a material part of the assets of any other person or entity, or commence operations under any other name, organization, or entity, including any joint venture.

         (D) Transfer of Assets. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

         (E) Distributions. Declare or pay any dividends or patronage refunds, or declare or grant any general cancellation or abatement of charges for electric energy or services furnished by the Company, or purchase, retire, or redeem any patronage or other capital, or make any other distribution of any kind (whether in cash or property) to its members, stockholders or consumers (collectively, "Distributions"), if, at the time thereof or after giving effect thereto: (i) an Event of Default or Potential Event of Default shall exist; or
(ii) the Company's equities and margins (determined in accordance with GAAP) as of the end of the Company's most recent fiscal quarter would be less than thirty percent (30%) of the sum of the Company's total long-term debt plus equities and margins (determined in accordance with GAAP) at such time; provided, however, that as long as no Event of Default exists and the ratio of the Company's equities and margins to the sum of total long-term debt plus equities and margins (all as determined above) would not be less than 22%, the Company may, in any fiscal year, make a Distribution of up to the lesser of (x) five percent (5%) of the Company's aggregate equities and margins on the books of the Company as of the end of the immediately preceding fiscal year or (y) fifty percent (50%) of the prior fiscal year's margins. Notwithstanding the foregoing the term "Distribution" shall not be deemed to include the repayment, in the ordinary course of business, of a membership fee upon termination of a membership or the rebate of an abatement of costs incurred by the Company, such as a reduction of wholesale power cost previously incurred.

         (F) Loans and Investments. INTENTIONALLY OMITTED.

         (G) Contingent Liabilities. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business, if the Company would be in violation of this Agreement (including all financial covenants set forth herein) if such obligations were treated as direct obligations of the Company.

         (H) Change in Business. Engage in any business activities or operations substantially different from or unrelated to the Company's present business activities or operations, where such expenditures exceed $5,000,000 in any calendar year or result in a book value for such assets exceeding $5,000,000.

         (I) Transactions with Affiliates. Enter into any transaction with any affiliate except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would obtain in a comparable arm's-length transaction with a person or entity that was not an affiliate.

     SECTION 9. Financial Covenants.  INTENTIONALLY OMITTED.

     SECTION 10. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

         (A) Payment Default. The Company should fail to make any payment to CoBank when due and such failure shall continue for five days.

         (B) Representations and Warranties. Any opinion, certificate or like document furnished to CoBank by or on behalf of the Company, or any representation or warranty made by the Company herein, in any security instrument or document, or in any other Loan Document, shall prove to have been false or misleading in any material respect on or as of the date furnished or made.

         (C) Covenants. The Company should fail to perform or comply with any covenant set forth in Section 7 hereof (other than Subsections 7(G)(3), (4) and (5) hereof), Section 8 hereof or any Note and Supplement and such failure continues for 30 days after written notice thereof shall have been delivered to the Company by CoBank.

         (D) Other Covenants and Agreements. The Company should fail to perform or comply with Sections 7(G)(3), (4) or (5) hereof or shall use the proceeds of any loan for any unauthorized purpose.

         (E) Cross Default. The Company should, after any applicable grace period, breach or be in default under the terms of any other Loan Document (including, without limitation, any security instrument or document) or any other agreement between the Company and CoBank.

         (F) Other Indebtedness. The Company's obligation to pay any indebtedness for borrowed money or any long-term obligation for the deferred purchase price of property or services in either case exceeding $10,000,000 shall be accelerated or declared due and payable prior to its scheduled due date as a result of the occurrence of any breach or default under any agreement relating to such indebtedness or obligation. Notwithstanding the foregoing or any other provision hereof, the Company agrees that upon the occurrence and during the continuance of any event giving rise to the right to accelerate such indebtedness or obligation (whether or not such right is conditioned upon the giving of notice and/or the passage of time and/or the occurrence of any other condition), a Potential Default shall be deemed to have occurred and be continuing hereunder.

         (G) INTENTIONALLY OMITTED.

         (H) Insolvency, Etc. The Company shall: (1) become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (2) suspend its business operations or a material part thereof; or (3) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property; or (4) have entered against it (i) a decree or order for relief in respect of the Company in an involuntary case under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, received, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any material part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (5) make a general assignment for the benefit of creditors or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law of any jurisdiction.

     SECTION 11. Remedies. Upon the occurrence and during the continuance of an Event of Default or Potential Default, CoBank shall have no obligation to extend or continue to extend credit to the Company and may discontinue doing so at any time without prior notice or other limitation. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, upon notice to the Company:

         (A) Termination and Acceleration. Terminate any commitment and declare the unpaid principal balance of the loans, all accrued interest thereon, and all other amounts payable under this Agreement, each Note and Supplement, and all other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Company.

         (B) Enforcement. Proceed to protect, exercise, and enforce such rights and remedies as may be provided by this Agreement, any security instrument or document, any other Loan Document, or under Law. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any future or other exercise thereof, or the exercise of any other right. Without limiting the foregoing, CoBank may hold and/or set off and apply against the Company's obligations to CoBank under the Loan Documents the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are then due).

         (C) Application of Funds. CoBank may apply all payments received by it to the Company's obligations to CoBank under the Loan Documents in such order and manner as CoBank may elect in its sole discretion.

In addition to the rights and remedies set forth above and notwithstanding any Note and Supplement: (i) if the Company fails to make any payment required to be made under the terms of this Agreement or any Note and Supplement hereto when due, then at CoBank's option in each instance (and automatically following acceleration), such payment shall bear interest from the due date until the date such amount is paid in full at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on the loans under the terms of the Note and Supplements; and (ii) after the maturity of any loan (whether as a result of acceleration or otherwise), the unpaid principal balance of such loan (including without limitation, principal, interest, fees and expenses) shall automatically bear interest at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan under the terms of the Note and Supplement. All interest provided for herein shall be payable on demand and shall be calculated on the basis of a year consisting of 360 days.

     SECTION 12.         Miscellaneous.

         (A) Broken Funding Surcharge. Notwithstanding the terms of any Note and Supplement giving the Company the right to repay any loan prior to the date it would otherwise be due and payable, the Company agrees to provide three Business Days' prior written notice for any prepayment of a fixed rate balance and to pay to CoBank a broken funding surcharge in the amount set forth below in the event the Company: (1) repays any fixed rate balance prior to the last day of its fixed rate period (whether such payment is made voluntarily, as a result of an acceleration, or otherwise); (2) converts any fixed rate balance to another fixed rate or to a variable rate prior to the last day of the fixed rate period applicable to such balance; or (3) fails to borrow any fixed rate balance on the date scheduled therefor. The surcharge shall be in an amount equal to the greater of: (i) the sum of: (a) the present value of any funding losses imputed by CoBank to have been incurred as a result of such payment, conversion or failure; plus (b) a per annum yield of 1/2 of 1% of the amount repaid, converted or not borrowed for the period such amount was scheduled to have been outstanding at such fixed rate, and (ii) $300.00. Such surcharge shall be determined and calculated in accordance with methodology established by CoBank, a copy of which will be made available upon request. Notwithstanding the foregoing, in the event of a conflict between the provisions of this subsection and of the broken funding charge section of a forward fix agreement between CoBank and the Company, the provisions of the forward fix agreement shall control.

         (B) Complete Agreement, Amendments, Etc. The Loan Documents are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Company herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this Agreement is amended or restated, each such amendment or restatement shall be applicable to all Note and Supplements hereto. Each Note and Supplement shall be deemed to incorporate all of the terms and conditions of this Agreement as if fully set forth therein. Without limiting the foregoing, any capitalized term utilized in any Note and Supplement (or in any amendment to this Agreement or Note and Supplement) and not otherwise defined in the Note and Supplement (or amendment) shall have the meaning set forth herein.

         (C) Applicable Law. Except to the extent governed by federal Law, this Agreement and each Note and Supplement shall be governed by the Laws of the State of Colorado, without reference to choice of law doctrine.

         (D) Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given upon delivery if personally delivered or sent by facsimile or similar transmission, or three (3) days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address as either party may specify by like notice):

If to CoBank, as follows:                     If to the Company, as follows:

For general correspondence purposes:          Chugach Electric Association, Inc.
P.O. Box 5110                                 P.O. Box 196300
Denver, Colorado  80217-5110                  Anchorage, Alaska  99519-6300

For direct delivery purposes, when desired: For direct delivery purposes, when desired:
5500 South Quebec Street                      5601 Electron Drive
Greenwood Village, Colorado  80111-1914       Anchorage, Alaska  99518

Attention:  Credit Information Services       Attention: Chief Financial Officer
Fax No.:  303-224-6101                        Fax No.:  (907) 762-4514

         (E) Costs, Expenses, and Taxes. To the extent allowed by Law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained or employed by CoBank) incurred by CoBank and any participants from CoBank in connection with the collection and enforcement of this Agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in obtaining, perfecting, maintaining, determining the priority of, and releasing any security for the Company's obligations to CoBank, and any stamp, intangible, transfer or like tax incurred in connection with this Agreement or any other Loan Document or the recording hereof or thereof.

         (F) Effectiveness and Severability. This Agreement shall continue in effect until: (1) all indebtedness and obligations of the Company under this Agreement and the other Loan Documents shall have been paid or satisfied; (2) CoBank has no commitment to extend credit to or for the account of the Company under any Note and Supplement; and (3) either party sends written notice to the other party terminating this Agreement. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceable without invalidating the remaining provisions hereof or thereof.

         (G) Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Company and CoBank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of CoBank.

         (H) Participations, Etc. INTENTIONALLY OMITTED.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB                                  CHUGACH ELECTRIC ASSOCIATION, INC.

By:        /s/ Pat Schulz                    By:       /s/ Evan J. Griffith
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Title:     Assistant Corporate Secretary     Title:    CEO
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